                                                                  Exhibit 25.1

                                                                  CONFORMED COPY

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                                  -----------
                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                  -----------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

        New York                                     16-1057879
        (Jurisdiction of incorporation               (I.R.S. Employer
        or organization if not a U.S.                Identification No.)
        national bank)

        140 Broadway, New York, NY                   10005-1180
        (212) 658-1000                               (Zip Code)
        (Address of principal executive offices)

                              Warren L. Tischler
                             Senior Vice President
                              Marine Midland Bank
                                  140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-5167
           (Name, address and telephone number of agent for service)

                             HMH PROPERTIES, INC.
              (Exact name of obligor as specified in its charter)

        Delaware                                     52-1822042
        (State or other jurisdiction                 (I.R.S. Employer
        of incorporation or organization)            Identification No.)

        10400 Fernwood Road
        Bethesda, Maryland                           20817
        (301) 380-9000                               (Zip Code)
        (Address of principal executive offices)

                     8.45% SERIES C SENIOR NOTES DUE 2008
                        (Title of Indenture Securities)

                                    General
Item 1. General Information.
        --------------------

              Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervisory authority to which it is subject.

              State of New York Banking Department.

              Federal Deposit Insurance Corporation, Washington, D.C.

              Board of Governors of the Federal Reserve System,
              Washington, D.C.

        (b) Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2. Affiliations with Obligor.
        --------------------------

              If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None

Item 16.  List of Exhibits.
          -----------------


Exhibit
-------

T1A(i)                      *   -   Copy of the Organization Certificate of
                                    Marine Midland Bank.

T1A(ii)                     *   -   Certificate of the State of New York
                                    Banking Department dated December 31,
                                    1993 as to the authority of Marine Midland
                                    Bank to commence business.

T1A(iii)                        -   Not applicable.

T1A(iv)                     *   -   Copy of the existing By-Laws of Marine
                                    Midland Bank as adopted on January 20,
                                    1994.

T1A(v)                          -   Not applicable.

T1A(vi)                     *   -   Consent of Marine Midland Bank required
                                    by Section 321(b) of the Trust Indenture
                                    Act of 1939.

T1A(vii)                        -   Copy of the latest report of condition of
                                    the trustee (September 30, 1998),
                                    published pursuant to law or the
                                    requirement of its supervisory or
                                    examining authority.

T1A(viii)                       -   Not applicable.

T1A(ix)                         -   Not applicable.


    * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 11th day of December, 1998.



                                       MARINE MIDLAND BANK


                                       By: /s/ Frank J. Godino
                                          --------------------
                                          Frank J. Godino
                                          Vice President

                                                               EXHIBIT T1A (VII)

                                                               Board of Governors of the Federal Reserve System
                                                               OMB Number: 7100-0036

                                                               Federal Deposit Insurance Corporation
                                                               OMB Number: 3064-0052

                                                               Office of the Comptroller of the Currency
                                                               OMB Number: 1557-0081
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL             Expires March 31, 2000
----------------------------------------------------------------------------------------------------------------

                                                               Please refer to page i,
                                                               Table of Contents, for                       [1]
                                                               the required disclosure
                                                               of estimated burden.
----------------------------------------------------------------------------------------------------------------


CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30,
1998

This report is required by law;
12 U.S.C. (S)324 (State member banks);
12 U.S.C. (S) 1817 (State nonmember
banks); and 12 U.S.C. (S)161
(National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP &  Controller
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.


/s/ Gerald A. Ronning
----------------------------------------------
Signature of Officer Authorized to Sign Report

          10/26/98
----------------------------------------------
Date of Signature



SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated formand then file the computer data file directly with the banking agencies' collection agent, Electronic Data
     System Corporation (EDS), by modem or computer diskette; or


     (19980930)
  ---------------
    (RCRI  9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Bernard J. Kennedy
-------------------------------------
Director (Trustee)

/s/ Sal H. Alfiero
-------------------------------------
Director (Trustee)

/s/ Malcolm Burnett
-------------------------------------
Director (Trustee)

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.
----------------------------------------------------------------------------

FDIC Certificate Number  0 0 5 8 9
                         ---------
                        (RCRI 9030)

               REPORT OF CONDITION

 Consolidating domestic and foreign subsidiaries of the
 Marine Midland Bank              of Buffalo
        Name of Bank                City

in the state of New York, at the close of business
September 30, 1998

ASSETS
                                                                                           Thousands
                                                                                          of dollars
Cash and balances due from depository
institutions:

    Noninterest-bearing balances
    currency and coin...............................                                     $   937,647
    Interest-bearing balances.......................                                       3,764,738
    Held-to-maturity securities.....................                                               0
    Available-for-sale securities...................                                       3,998,450

    Federal funds sold and securities purchased
    under agreements to resell......................                                       1,634,540

Loans and lease financing receivables:

   Loans and leases net of unearned
   income..........................................                  21,024,990
   LESS: Allowance for loan and lease
   losses..........................................                     400,676
   LESS: Allocated transfer risk reserve                                      0

   Loans and lease, net of unearned
   income, allowance, and reserve..................                                       20,624,314
   Trading assets..................................                                          894,111
   Premises and fixed assets (including
   capitalized leases).............................                                          207,944

Other real estate owned............................                                           13,083
Investments in unconsolidated
subsidiaries and associated companies..............                                                0
Customers' liability to this bank on
acceptances outstanding............................                                           57,309
Intangible assets..................................                                          469,741
Other assets.......................................                                          572,948
Total assets.......................................                                       33,174,825

LIABILITIES

Deposits:
   In domestic offices.............................                                       20,579,926

   Noninterest-bearing.............................              3,726,544
   Interest-bearing................................             16,853,382

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs.............................                                        5,954,449
   Noninterest-bearing.............................                      0
   Interest-bearing................................              5,954,449

Federal funds purchased and securities sold
   under agreements to repurchase..................                                        1,025,621
Demand notes issued to the U.S. Treasury                                                      86,890
Trading Liabilities................................                                          172,910

Other borrowed money:
   With a remaining maturity of one year
   or less.........................................                                        1,340,056
   With a remaining maturity of more than
   one year through three years....................                                           84,661
   With a remaining maturity of more than
   three years.....................................                                           38,489
Bank's liability on acceptances
executed and outstanding...........................                                           57,309
Subordinated notes and debentures..................                                          697,963
Other liabilities..................................                                          805,684
Total liabilities..................................                                       30,843,958

EQUITY CAPITAL

Perpetual preferred stock and related
surplus............................................                                                0
Common Stock.......................................                                          205,000
Surplus............................................                                        1,985,665
Undivided profits and capital reserves.............                                           78,723
Net unrealized holding gains (losses)
on available-for-sale securities...................                                           61,479
Cumulative foreign currency translation
adjustments........................................                                                0
Total equity capital...............................                                        2,330,867
Total liabilities, limited-life
preferred stock, and equity capital................                                       33,174,825